Exhibit 10.12

THE WESTERN UNION COMPANY

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective December 31, 2008)

1. Purpose. The purpose of The Western Union Company Non-Employee Director Deferred Compensation Plan (the “Plan”) is to provide members of the Board of Directors of The Western Union Company (the “Company”) who are not employees of the Company or its subsidiaries or affiliates with the opportunity to (i) convert all or a portion of the annual cash retainer fees otherwise payable to them in their capacity as non-employee directors of the Company to non-qualified stock options and/or unrestricted stock units to be granted under The Western Union Company 2006 Non-Employee Director Equity Compensation Plan (the “Equity Plan”) and (ii) make elections concerning the settlement of unrestricted stock units to be granted to such non-employee directors under the Equity Plan. Capitalized terms not defined herein shall have the respective meanings assigned to such terms by the Equity Plan.

2. Administration. The Plan shall be administered by the Committee. Before the beginning of each year, the Committee, at its sole discretion will determine which members of the Board will be offered participation in the Plan.

The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish, amend and revoke rules and regulations as it deems necessary or desirable for the administration of the Plan. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. The Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

No member of the Board or the Committee, and no officer of the Company to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and such officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law.

3. Eligibility. Each member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates (an “Eligible Director”) shall be eligible to participate in the Plan, if selected by the Committee, and to make the elections provided hereunder.

4. Conversion of Retainer.

(a) Annual Elections. Prior to the first day of each calendar year, each Eligible Director shall be permitted to elect, in accordance with rules and procedures established by the Committee, that 100 percent, or a lesser percentage as the Committee may determine in its sole discretion, of such Eligible Director’s retainer to be earned in such calendar year not be paid to the Eligible Director, but, at the election of such Eligible Director, be replaced by grant under the Equity Plan of either (i) a combination of (A) an immediately exercisable NQO to purchase a number of whole shares of the Company’s common stock such that the NQO has a fair value, as determined by the Company using a methodology consistent with that used by the Company under SFAS 123R (or comparable rule if Western Union adopts International Financial Reporting Standards in its consolidated financial statements) of 75% (and/or such other percentage as may be designated by the Committee prior to the date on which Directors elections hereunder become irrevocable with respect to any calendar year) of the amount to be deferred pursuant to such election, and (B) unrestricted stock units representing shares of the Company’s common stock with a Fair Market Value equal to the remainder of the amount to be deferred pursuant to such election, provided that any fractional shares shall be rounded up to the next whole share, or (ii) unrestricted stock units representing shares of the Company’s common stock with a Fair Market Value equal to the entire amount subject to such election, provided that any fractional shares shall be rounded up to the next whole share. Any election made under this Section 4 shall become irrevocable as of December 31 of the year prior to the year in which the services relating to the annual retainer fee are performed. Such NQO and unrestricted stock units shall not be granted at the time of such election, but shall be granted as of such date as shall be determined by the Committee consistent with section 409A of the Code and the terms of the Equity Plan, and the number of shares subject to each such NQO and the number of unrestricted stock units granted shall be determined based on the Fair Market Value of a share of the Company’s common stock as of such date. Notwithstanding anything in this Section 4(a) to the contrary, the Committee shall have the discretion to require an Eligible Director to receive in lieu of all or part of the Eligible Director’s annual retainer fee either the grant of a NQO and unrestricted stock units under the Equity Plan determined in accordance with subsection (i) above or, if the Eligible Director so elects, the grant of unrestricted stock units under the Equity Plan determined in accordance with subsection (ii) above.

(b) Initial Elections. An individual who becomes an Eligible Director for the first time after a calendar year has commenced shall be permitted to make a deferral election under this Plan not later than the 30th day following the date the individual becomes an Eligible Director with respect to the amount of annual retainer earned and payable to such Eligible Director after the date of such election.

(c) Effect of Elections. Any election made pursuant to Sections 4(a) or 4(b) above, as the case may be, once made, shall remain in effect for future calendar years unless the Eligible Director makes a new election in accordance with Section 4(a) above. In order to elect a deferral for any subsequent calendar year, an Eligible Director must make a new election prior to the calendar year for which the new election is to be effective. In no event shall a deferral election apply to compensation payable for services rendered prior to the date on which such election is received by the Company. Each Eligible Director’s retainer shall be reduced by the amount subject to the deferral election made on his or her behalf.

5. Distributions With Respect to Unrestricted Stock Units.

(a) Specified Date Election. Prior to the first day of each calendar year, each Eligible Director shall be permitted to elect, in accordance with rules and procedures established by the Committee, to specify a date on which any unrestricted stock units granted to the Eligible Director under the Equity Plan in the subsequent calendar year (including grants made in lieu of annual retainer fees as well as any other grants of unrestricted stock units under the Equity Plan) will be settled, provided that such date shall not be later than the default payment date specified in Section 5(b) below. Any election made under this Section 5(a) shall become irrevocable as of December 31 of the year prior to the year in which the unrestricted stock units relating to such election are granted. Notwithstanding the foregoing, an individual who becomes an Eligible Director for the first time after a calendar year has commenced shall be permitted to specify a date on which will be settled any unrestricted stock units granted to the Eligible Director under the Equity Plan after the date of such election, provided that such election is made and becomes irrevocable not later than the 30th day following the date the individual first becomes an Eligible Director, and provided further that such date is not later than the default payment date specified in Section 5(b) below.

(b) Default Payment Date. Except to the extent an Eligible Director has elected an earlier settlement date in accordance with Section 5(a) hereof, on the first business day of January next following the date on which the Eligible Director’s services as a member of the Board terminate for any reason, the Eligible Director (or his or her estate or beneficiary, as the case may be) shall receive a distribution of shares of the Company’s common stock represented by all the unrestricted stock units granted to the Eligible Director under the Equity Plan.

(c) Effect of Elections. Any election made pursuant to Section 5(a) above or deemed to be made under Section 5(b) above, shall remain in effect for unrestricted stock unit grants received in future calendar years unless the Eligible Director makes a new election complying with the requirements of Section 5(a) or 5(b), as the case may be. In no event shall a new election apply to any unrestricted stock units granted in or before the year in which the new election is made.

(d) Unforeseeable Emergency. If an Eligible Director provides satisfactory evidence of an unforeseeable emergency, the Eligible Director may request, and the Committee may, in its sole discretion, authorize a distribution of all or a portion of the Eligible Director’s deferral accounts maintained under the Plan prior to the date on which payments would have commenced under Section 5(a) or 5(b) hereof, as applicable. An “Unforeseeable Emergency” shall mean (i) a severe financial hardship to an Eligible Director resulting from an illness or accident of the Eligible Director, or the spouse or a dependent of the Eligible Director as defined in section 152 of the Code (without regard to sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code), (ii) the loss of an Eligible Director’s property due to casualty or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Director. The amount of any distribution under this Section 5(d) shall not exceed the amount reasonably necessary to satisfy the emergency (including amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution).

(e) Election Changes Permitted On or Before December 31, 2008 Pursuant to Internal Revenue Service Transition Relief. Notwithstanding anything in this Section 5 to the contrary, an Eligible Director may be permitted to make a new election on or before December 31, 2008 to specify a date on which the unrestricted stock units previously granted to the Eligible Director under the Equity Plan will be settled, provided that such date shall not be later than the default payment date specified in Section 5(b) above, and provided further that any such new election shall apply only to unrestricted stock units that would not otherwise be settled in 2008 and may not cause unrestricted stock units to be settled in 2008 that would not otherwise be settled in 2008.

6. Unfunded Plan. No funds, securities or other property of any nature shall be segregated or earmarked for any current or former Eligible Director, beneficiary or other person. Accordingly, no current or former Eligible Director, beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any Plan account, in any fund or specific sum of money, in any asset or in any shares of stock which may be acquired by the Company in respect of its obligations hereunder, the sole right of the Eligible Director being to receive a distribution as a general creditor of the Company with an unsecured claim against its general assets.

7. Amendment. The Board and the Committee shall each have the right to amend the Plan from time to time, except that no amendment shall reduce the amount credited or awarded to an Eligible Director hereunder or adversely affect the rights of any Eligible Director or his or her beneficiary with respect to amounts previously deferred under the Plan, or change the timing of distributions in a manner inconsistent with section 409A of the Code, without the consent of such Eligible Director or, if the Eligible Director is deceased, his or her beneficiary. Any amendment shall be adopted by action of the Board or Committee; provided, however, that the Equity Plan Committee of the Company and the Chief Executive Officer of the Company shall be, and each hereby is, also authorized to amend the Plan, but only to the extent that such amendment: (i) is required or deemed advisable as the result of legislation or regulation; (ii) concerns solely routine ministerial or administrative matters; or (iii) is not routine, ministerial or administrative, but does not materially increase any cost to the Company. Notwithstanding the foregoing, the Plan may be amended at any time, without the consent of any Eligible Director or beneficiary, as necessary or desirable to comply with the requirements, or avoid the application, of section 409A of the Code.

8. General Provisions

(a) Non-Alienation of Benefits. An Eligible Director’s rights to the amounts represented by unrestricted stock units granted under the Equity Plan in respect of elections made hereunder shall not be salable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any obligation of such person. Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

(b) Code Section 409A. Notwithstanding any provision of the Plan, the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of section 409A of the Code to avoid taxation under section 409A(a)(1) of the Code to the extent subject to section 409A of the Code. The Committee, in its sole discretion shall determine the requirements of section 409A of the Code applicable to the Plan and shall interpret the terms of the Plan consistently therewith. Under no circumstances, however, shall the Company or any affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under section 409A of the Code.

(c) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.

(d) Successors in Interest. The obligation of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.

(e) Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. The Company intends that transactions under the Plan shall be exempt under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

(f) Termination of the Plan. The Board of Directors of the Company may terminate the Plan at any time; provided, however, that termination of the Plan shall not adversely affect the rights of an Eligible Director or his or her beneficiary with respect to amounts previously deferred under the Plan without the consent of such Eligible Director and that of such Eligible Director’s beneficiary. Any termination of the Plan will be made in compliance with the requirements of Code § 409A and the regulations thereunder.

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